                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                      ----

        Date of Report (Date of earliest event recorded) February 4, 2002

                          Centrack International, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

          000-27885                                   11-3342926
     (Commission File No.)                           (IRS Employer
                                                   Identification No.)

         1900 Corporate Blvd., Suite 305 West, Boca Raton, Florida 33431
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (561) 241-9921

          (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant

     On February 4, 2002, the Board of Directors of Centrack International, Inc.
(the "Company") approved the engagement of Weinberg & Company, P.A. as independent auditors of the Company for the fiscal year ended May 31, 2002, to replace the firm of Baum & Company, P.A. ("Baum"), who were dismissed as the
Company's auditors, effective February 4, 2002.

     The reports of Baum on the Company's financial statements for the past year did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the Company's financial statements for the fiscal year ended May 31, 2001, and in the subsequent unaudited interim period through February 4, 2002 (date of dismissal), there were no disagreements with
Baum on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Baum, would have caused Baum to make reference to the subject matter in their report. Baum has furnished the Company with a letter addressed to the Commission stating whether it agrees with the above statements. The letter is included with this report as an exhibit.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

              16.1   Letter of Baum & Company, P.A., pursuant to
                     Item 304(a)(3) of Regulation S-B.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 4, 2002                     CENTRACK INTERNATIONAL, INC.
                                              /s/ Laurence S. Isaacson
                                              Laurence S. Isaacson
                                              President